Exhibit 8.1

MCGRATH NORTH MULLIN & KRATZ, PC LLO

SUITE 3700 FIRST NATIONAL TOWER

1601 DODGE STREET

OMAHA, NEBRASKA 68102

PH: (402) 341-3070

December 21, 2005

Supertel Hospitality, Inc.

309 N. 5th Street

Norfolk, NE 68701

Ladies and Gentlemen:

We have acted as counsel to Supertel Hospitality, Inc., a Virginia corporation (the “Company”), in connection with the preparation of a Form S-2 (the “Registration Statement”) with respect to the issuance and resale (the “Offering”) of up to 2,500,000 shares of Series A convertible preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”), issuable upon receipt of $10.00 per share, such Registration Statement as filed with the Securities and Exchange Commission (“SEC”) on November 16, 2005, and amendments thereto. You have requested our opinion as to certain United States federal income tax matters in connection with the Offering.

In connection with our opinion, we have examined and relied upon the following:

1. the Company’s Articles of Incorporation and any amendments and restatements, in the forms filed as an exhibit to the Registration Statement;

2. the Company’s Articles of Amendment to the Second Amended and Restated Articles of Incorporation Designating the Series A Convertible Preferred Stock, in the form filed as an exhibit to the Registration Statement;

3. the Company’s Amended and Restated Bylaws, in the form filed as an exhibit to the Registration Statement;

4. the Declaration of Trust dated as of March 11, 1997, as amended, of Supertel Hospitality REIT Trust (“SHRT”); together with SHRT’s By-laws, as amended, each as certified by the Secretary of the Company as the direct, controlling owner of SHRT.

5. the Declaration of Trust dated as of September 21, 1999, of E&P REIT Trust (“E&P”); together with E&P’s By-laws, each as certified by the Secretary of the Company as the direct, controlling owner of E&P.

6. the Registration Statement and amendments thereof, including the prospectus (the “Prospectus”) contained as a part thereof;

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December 21, 2005

7. the Certificate of Limited Partnership of Supertel Limited Partnership (the “SLP”), effective August 29, 1994, as amended and restated, as certified by the Secretary of the Company as the indirect, controlling owner of SLP;

8. the Certificate of Limited Partnership of Solomon Beacon Inn Limited Partnership (“SBILP”), effective May 31, 1985, as amended and restated, as certified by the Secretary of the Company as the indirect, controlling owner of SBILP;

9. the Certificate of Limited Partnership of E&P Financing Limited Partnership (“E&PLP”), effective September 22, 1999, as certified by the Secretary of the Company as the indirect, controlling owner of E&PLP. Collectively, SLP, SBILP and E&PLP will be referred to as the “Operating Partnerships.”

10. each Limited Partnership Agreement of the Operating Partnerships (the “Operating Partnership Agreements”), as amended and restated, as certified by the Secretary of the Company, as the indirect, controlling owner of the respective general partners of the Operating Partnerships;

11. the master leases entered into between TRS Leasing, Inc., a Virginia corporation, or its wholly owned subsidiaries, TRS Subsidiary, LLC and SPPR TRS Subsidiary, LLC (collectively “TRS”), the sole, indirectly owned, taxable REIT subsidiary of the Company and the Operating Partnerships, a form of which is attached to the Officer’s Certificate (as defined below);

12. the articles of incorporation, bylaws and stock or member ownership information of TRS and its subsidiaries in which the Company directly or indirectly owns an interest, as set forth in the Officer’s Certificate (the “Corporate Subsidiaries”);

13. the certificate of formation or articles of organization, as applicable, and the partnership agreement or limited liability company operating agreement, as applicable, of each partnership or limited liability company in which the Company directly or indirectly owns an interest, as set forth in the Officer’s Certificate (the “Partnership/Limited Liability Company Subsidiaries”); and

14. such other documents, records and matters of law as we have deemed necessary or appropriate for rendering this opinion.

In our examination, we have assumed (i) the authenticity and completeness of all original documents reviewed by us in original or copy form, (ii) the conformity to the original documents of all documents reviewed by us as copies, including electronic copies, (iii) the authority and capacity of the individual or individuals who executed any document on behalf of any person or entity to so execute such document, (iv) the genuineness of all signatures on documents examined by us, and (v) the accuracy and completeness of all records made available to us. We have assumed that each unexecuted document submitted to us for our review will be executed in a form materially identical to the form we reviewed. In connection with the opinion rendered below, we also have relied upon the correctness of the factual representations contained in the Officer’s Certificate, and have assumed that all representations made “to the best knowledge” of any person will be true, correct and complete as if made without that qualification. We have also assumed, with your consent, that:

1. for its taxable years ending December 31, 1994, through and including December

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December 21, 2005

31, 2004, and in future taxable years, the Company did and will operate in a manner that will make the representations contained in a certificate, dated December 21, 2005, and executed by a duly appointed officer of the Company (the “Officer’s Certificate”), true for such years;

2. the Company has not made and will not make any amendments to its organization documents or allow amendments to organization documents of SHRT, E&P or TRS, the Operating Partnership Agreements or organization documents of the Corporate Subsidiaries or partnership or operating agreements of the Partnership/Limited Liability Company Subsidiaries after the date of this opinion that would affect its qualification as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), for any taxable year; and

3. no action has been or will be taken by the Company, SHRT, E&P, TRS, the Operating Partnerships, the Partnership/Limited Liability Company Subsidiaries or the Corporate Subsidiaries after the date hereof that would have the effect of altering the facts upon which the opinion set forth below is based.

Based solely on the documents and assumptions set forth above, the representations set forth in the Officer’s Certificate, and the discussion in the Prospectus under the caption “Federal Income Tax Consequences Of Our Status As A REIT” (which is incorporated herein by reference), we are of the opinion that:

(a) the Company qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code for its taxable years ended December 31, 2002 through December 31, 2004, and the Company’s organization and present and proposed method of operation (as represented in the Officer’s Certificate) will enable it to continue to qualify as a REIT under the Code for its taxable year ending December 31, 2005, and thereafter; and

(b) the descriptions of the law and the legal conclusions contained in the Prospectus under the caption “Certain Federal Income Tax Consequences” are correct in all material respects, and the discussion thereunder fairly summarizes the United States federal income tax considerations that are likely to be material to a holder of shares of the Preferred Stock.

We will not review on a continuing basis the Company’s compliance with the documents or assumptions set forth above, or the representations set forth in the Officer’s Certificate. Accordingly, no assurance can be given that the actual results of the Company’s operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT.

The foregoing opinions are limited to the United States federal income tax matters addressed herein, and no other opinions are rendered with respect to other United States federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. The foregoing opinions are based on current provisions of the Code and the Treasury regulations thereunder (the “Regulations”), published administrative interpretations thereof, and published court decisions, all of which are subject to change and new interpretation, both prospectively and retroactively. The Internal Revenue Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT. Although the conclusions set forth herein represent our best judgment as to the probable outcome on the merits of such matters, the Internal Revenue

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December 21, 2005

Service and the courts are not bound by, and may disagree with, the conclusions set forth herein. This opinion is rendered only as of the date hereof, and we assume no obligation to update our opinion to address other facts or any changes in law or interpretation thereof that may hereafter occur or hereafter come to our attention. If any one of the statements, representations, warranties or assumptions that we have relied upon to issue these opinions is incorrect in a material respect, our opinions might be adversely affected and may not be relied upon.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to McGrath North Mullin & Kratz, PC LLO under the captions “Certain Federal Income Tax Consequences” and “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.

Yours very truly,

/s/ McGrath North Mullin & Kratz, PC LLO

McGrath North Mullin & Kratz, PC LLO